SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	DELAWARE (State of Incorporation or Organization)

52-1568099 (I.R.S. Employer Identification no.)	42-1658283 (I.R.S. Employer Identification no.)

399 Park Avenue

New York, New York 10043

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-157386; 333-157386-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

3% Minimum Coupon Principal Protected Notes Based Upon the S&P 500 Index® Due 2014	NYSE Arca

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.  Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 20 of the Registrants’ Prospectus dated February 18, 2009 (Registration Nos. 333-157386; 333-157386-01), as supplemented by the information under the heading “Description of the Notes” on pages S-8 through S-33 of the Registrants’ Prospectus Supplement dated February 18, 2009 and the information under the headings “Summary Information — Q&A,” “Risk Factors Relating to the Notes” and “Description of the Notes” on pages PS-2 through PS-5, PS-6 through PS-9 and PS-10 through PS-17, respectively, of the Registrants’ related preliminary Pricing Supplement, Subject to Completion, dated June 29, 2009, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Pricing Supplement, Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.  Exhibits.

99 (A).  Prospectus dated February 18, 2009, incorporated by reference to the Registrants’ automatic shelf registration statement on Form S-3 filed on February 18, 2009 (Registration Nos. 333-157386; 157386-01) (the “Registration Statement”).

99 (B).  Prospectus Supplement dated February 18, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 18, 2009.

99 (C).  Preliminary Pricing Supplement describing the 3% Minimum Coupon Principal Protected Notes Based Upon the S&P 500® Index Due 2014, Subject to Completion, dated June 29, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated June 30, 2009.

99 (D).  Senior Debt Indenture among the Registrants and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, N.A.), dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) to the Registrants’ registration statement on Form S-3 filed on March 13, 2006 (Nos. 333-132370, 333-132370-01).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc.
(Registrant)

By:	/s/ Joseph J. Martinelli
Name: Joseph J. Martinelli Title: Assistant Treasurer

Citigroup Funding Inc.
(Registrant)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards Title: Executive Vice President and Assistant Treasurer

Date: July 23, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A).	Prospectus dated February 18, 2009, incorporated by reference to the Registration Statement.

99(B).	Prospectus Supplement, dated February 18, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated February 18, 2009.

99(C).	Preliminary Pricing Supplement describing the 3% Minimum Coupon Principal Protected Notes Based Upon the S&P 500® Index Due 2014, Subject to Completion, dated June 29, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated June 30, 2009.

99(D).	Senior Debt Indenture among the Registrants and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, N.A.), dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) to the Registrants’ registration statement on Form S-3 filed on March 13, 2006 (Nos. 333-132370, 333-132370-01).